Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 30, 2013, Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Sagent”) entered into a Share Purchase Agreement with Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd. (“Kanghong”) pursuant to which the Company agreed to acquire Kanghong’s 50% interest in Kanghong Sagent (Chengdu) Pharmaceutical Co. Ltd. (“KSCP”) in exchange for $25 million, payable in installments through September 2015. The acquisition was subject to customary closing conditions, including approval by the Chengdu Hi-Tech Industrial Development Zone Bureau of Investment Services (“BIS”). On June 4, 2013, the Company received final approval for the transaction from the BIS. As a result of the completion of the transaction, KSCP is now a wholly-owned subsidiary of the Company.

The following unaudited pro forma condensed combined balance sheet presents our historical financial position combined with KSCP as if the acquisition and the financing for the acquisition had occurred on March 31, 2013, and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma condensed combined statements of operations present the combined results of our operations with KSCP as if the acquisition and the financing for the acquisition had occurred at the beginning of the periods presented and include adjustments that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and are factually supportable. The unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•

consolidated financial statements of Sagent included in our Annual Report on Form 10-K for the year ended December 31, 2012 and the condensed consolidated financial statements of Sagent included in our Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2013 and the notes relating thereto; and

•

financial statements of KSCP for the year ended December 31, 2012 and the notes relating thereto, included on Pages S-2 through S-19 of the Sagent Pharmaceuticals, Inc., Annual Report on Form 10-K for the year ended December 31, 2012 and the condensed financial statements of KSCP as of and for the three months ended March 31, 2013 and the notes relating thereto, included as Exhibit 99.2 to this Current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2012

(In thousands, except per-share data)

	Sagent	KSCP	Pro Forma Adjustments	(Note)	Pro Forma Combined
Net revenue	$183,615	$—	$—		$183,615
Cost of sales	152,508	—	—		152,508

Gross profit	31,107	—	—		31,107
Operating expenses:
Pre-production expenses	—	3,759	(3,759)	3(k)	—
Product development	17,136	—	3,786	3(k), 3(d)	20,922
Selling, general and administrative	30,093	3,417	30	3(d)	33,540
Management reorganization	708	—	—		708
Equity in net (income) loss of joint ventures	(1,337)	—	(3,814)	3(f)	(5,151)

Total operating expenses	46,600	7,176	(3,757)		50,019

Income (loss) from operations	(15,493)	(7,176)	3,757		(18,912)
Interest income and other	243	90	—		333
Interest expense and other	(1,567)	38	(615)	3(c)	(2,144)

Income (loss) before income taxes	(16,817)	(7,048)	3,142		(20,723)
Provision for income taxes	—	—	—	3(j)	—

Net income (loss)	$(16,817)	$(7,048)	$3,142		$(20,723)

Net income (loss) per common share:
Basic	$(0.60)				$(0.74)
Diluted	$(0.60)				$(0.74)
Weighted-average of shares used to compute net income (loss) per common share:
Basic	27,980				27,980
Diluted	27,980				27,980

See notes to pro forma financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2013

(In thousands, except per-share data)

	Sagent	KSCP	Pro Forma Adjustments	(Note)	Pro Forma Combined
Net revenue	$60,211	$—	$—		$60,211
Cost of sales	41,753	—	—		41,753

Gross profit	18,458	—	—		18,458
Operating expenses:
Pre-production expenses	—	583	(583)	3(k)	—
Product development	4,261	—	590	3(k), 3(d)	4,851
Selling, general and administrative	8,867	897	8	3(d)	9,772
Equity in net (income) loss of joint ventures	443	—	(984)	3(f)	(541)

Total operating expenses	13,571	1,480	(969)		14,082

Termination fee	5,000	—	—		5,000

Income (loss) from operations	9,887	(1,480)	969		9,376
Interest income and other	16	2	—		18
Interest expense	(65)	—	(156)	3(c)	(221)

Income (loss) before income taxes	9,838	(1,478)	813		9,173
Provision for income taxes	—	—	—	3(j)	—

Net income (loss)	$9,838	$(1,478)	$813		$9,173

Net income (loss) per common share:
Basic	$0.35				$0.33
Diluted	$0.34				$0.32
Weighted-average of shares used to compute net income (loss) per common share:
Basic	28,135				28,135
Diluted	28,746				28,746

See notes to pro forma financial statements

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2013

(In thousands, except per-share data)

	Sagent	KSCP	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$28,118	$1,055	$(10,000)	3(a)i	$19,173
Short-term investments	42,861	—	—		42,861
Accounts receivable, net of chargebacks and other deductions	35,842	—	—		35,842
Inventories, net	49,773	1,560	—		51,333
Due from related party	4,695	—	(1,647)	3(g)	3,048
Prepaid expenses and other current assets	3,105	259	—		3,364

Total current assets	164,394	2,874	(11,647)		155,621
Property, plant, and equipment, net	808	52,154	4,024	3(k), 3(a)ii,	56,986
Investment in joint ventures	18,295	—	(15,949)	3(a), 3(i)	2,346
Intangible assets, net	2,971	1,827	(1,827)	3(k)	2,971
Goodwill	—	—	6,038	3(a), 3(h)	6,038
Other assets	347	—	—		347

Total assets	$186,815	$56,855	$(19,361)		$224,309

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,397	$—	$146	3(k)	$22,543
Accrued employee benefits	—	938	(938)	3(k)	—
Due to related party	5,566	1,647	(1,647)	3(g)	5,566
Other payables	—	1,293	(1,293)		—
Accrued profit sharing	6,504	—	—		6,504
Accrued liabilities	8,416	—	2,085	3(b), 3(k)	10,501
Current portion of deferred KSCP purchase price	—	—	2,434	3(a)	2,434
Current portion of long-term debt	—	1,595	—		1,595

Total current liabilities	42,883	5,473	787		49,143
Long term liabilities:
Long term portion of deferred KSCP purchase price	—	—	11,402	3(a)	11,402
Long-term debt	—	17,228	—		17,228
Government grants	—	1,117	(1,117)	3(k)	—
Other long-term liabilities	6	—	1,117	3(k)	1,123

Total liabilities	42,889	23,818	12,189		78,896
Stockholders’ equity:
Common stock	281	50,000	(50,000)	3(e)	281
Additional paid-in capital	274,986	1,509	(1,509)	3(e)	274,986
Accumulated other comprehensive income	2,472	5,086	(7,868)	3(e), 3(i)	(310)
Accumulated deficit	(133,813)	(23,558)	27,827	3(e), 3(i)	(129,544)

Total stockholders’ equity	143,926	33,037	(31,550)		145,413

Total liabilities and stockholders’ equity	$186,815	$56,855	$(19,361)		$224,309

See notes to pro forma financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(amounts in thousands)

NOTE 1. BASIS OF PRESENTATION:

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the acquisition might have affected the historical financial statements if it had been completed on January 1, 2012 for the purposes of the condensed combined statements of operations and March 31, 2013 for the purposes of the condensed combined balance sheet. The pro forma adjustments reflecting the completion of the acquisition are based upon the accounting rules for business combinations, specifically, the acquisition method of accounting in accordance with U.S. GAAP, and upon the assumptions set forth herein.

The unaudited pro forma financial information should be read in conjunction with the underlying financial information from which it was extracted without material adjustment: (a) the condensed consolidated financial statements of Sagent Pharmaceuticals, Inc. as of and for the three months ended March 31, 2013 included in the Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2013; (b) the audited consolidated financial statements of Sagent Pharmaceuticals, Inc as of and for the year ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012; (c) the audited financial statements of KSCP as of and for the year ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012; and (d) the condensed financial statements of KSCP as of and for the three months ended March 31, 2013, included in Exhibit 99.2 to this Current Report on Form 8-K.

The KSCP acquisition has been treated as an acquisition, with Sagent as the acquirer and KSCP as the acquiree, assuming that the KSCP acquisition had been completed on January 1, 2012, the beginning of the periods presented, for the unaudited pro forma condensed combined statement of operations and on March 31, 2013, for the unaudited pro forma condensed combined balance sheet.

This unaudited pro forma financial information is not intended to reflect the financial position and results of operations which would have actually resulted had the KSCP acquisition been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by Sagent. These accounting policies differ in certain respects from those of KSCP.

NOTE 3. PRO FORMA ADJUSTMENTS:

(a) Purchase of remaining 50% equity interest in KSCP

We acquired control of KSCP upon the completion of our purchase of the remaining 50% equity interest in KSCP from Kanghong. Under the acquisition method of accounting, the total consideration transferred for the 100% equity interest has been preliminarily allocated to the net identifiable assets based on their estimated fair value at the date of acquisition. The excess of the consideration transferred over the net identifiable assets has been recorded as goodwill. The Company expects the determination of fair value to be finalized in 2013. The Company does not expect a material change in the preliminary determination of fair value of the net assets acquired.

Purchase Price	Amount (in thousands)
Cash	$10,000
Present value of remaining purchase consideration	13,836	i.
Previously held equity interest	15,949	ii.
Gain on remeasurement of previously held interest in KSCP	154	ii.

Total Purchase Price	$39,939

Less: book value of net assets acquired	(31,704)
Less: fair value adjustment	(2,197)
Residual Goodwill	6,038

i.	Sagent acquired KSCP for a total of $25,000, payable in the following installments:

At closing (June 4, 2013)	$10,000
On December 31, 2013	2,500
On September 30, 2014	3,500
On September 1, 2015	9,000

For purposes of preparing these pro forma financial statements, we have assumed that the timing of the deferred payments remains consistent with the contractual timetable.

ii.	Fair value adjustments

Except as it relates to property, plant and equipment, the carrying value of assets and liabilities in KSCP’s financial statements are considered to be a proxy for the fair value of those assets and liabilities. As this allocation is based on preliminary estimates, additional adjustments to record the fair value of all assets and liabilities and adjustments for consistency of accounting policies may be required. An adjustment of $2,197 was made to increase KSCP’s property, plant and equipment to a total value of $54,351, reflecting our preliminary estimate of fair value.

No other adjustment was made to the assets and liabilities of KSCP. Goodwill representing the total excess of the purchase consideration over the fair value of the assets acquired was $6,038. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

(b) Transaction costs

The Company has estimated that total KSCP acquisition related costs that had not been incurred by March 31, 2013 will be $410. These costs have been accrued as a current liability. Because we are required to expense these costs as they are incurred, we have charged them to retained earnings as of March 31, 2013. Sagent incurred $68 of transaction costs for the three months ended March 31, 2013. No adjustment has been made to the unaudited pro forma condensed combined statement of operations because they are non-recurring.

(c) Interest expense

An adjustment to increase interest expense related to the deferred consideration of $615 and $156 for the year ended December 31, 2012 and for the three months ended March 31, 2013, respectively was made. The interest charges are based on the accretion that would be charged to interest expense for the deferred purchase consideration had the transaction closed on January 1, 2012 and the timing of the remaining payments remained the same. An interest rate of 4.75% was used to calculate the accretion charge.

(d) Depreciation expense

Property, plant and equipment was increased by $2,197 to its fair value. An adjustment to increase estimated depreciation expense of $30 and $8 was made for the year ended December 31, 2012 and for the three months ended March 31, 2013, respectively, as the KSCP facility is not yet ready for its intended use, the assets associated with manufacturing remain classified as construction in process.

(e) Elimination of KSCP Shareholders’ Equity

An adjustment to eliminate KSCP common stock of $50,000, additional paid in capital of $1,509, accumulated deficit of $23,558, and accumulated other comprehensive income of $5,086 was recorded on the pro forma condensed combined balance sheet as of March 31, 2013.

(f) Equity in net (income) loss of joint ventures

An adjustment to eliminate our share of KSCP results included in equity in net loss of joint venture of $3,814 and $984 was made for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively, that we had recognized using the equity method of accounting for our 50% previously held equity interest in KSCP.

(g) Intercompany elimination

An adjustment to record the elimination of a company receivable and a KSCP payable of $1,647 was recorded on the pro forma condensed combined balance sheet as of March 31, 2013.

(h) Goodwill

An adjustment of $6,038 to record the excess purchase consideration over the estimated fair value of the identifiable net assets acquired from KSCP.

(i) Remeasurment of previously held equity interest in KSCP

With the purchase of the remaining equity interest of KSCP, the company recorded an adjustment of $15,949 to record a decrease of the carrying value of the 50% interest in KSCP. The gain on our previously held equity interest of KSCP has been excluded from the pro forma condensed combined statement of operations as it is non-recurring.

(j) Provision for income taxes

Represents the tax effect of the above pro forma adjustments as calculated at the statutory rate. The tax effect of the adjustments is determined to be zero because both Sagent and KSCP currently maintain a full valuation allowance against deferred tax assets.

(k) Reclassifications

Certain balances were reclassified from the financial statements of KSCP so their presentation would be consistent with Sagent.

The following reclassifications were made to the condensed combined balance sheet as of March 31, 2013:

Inc (dec)
Property, plant, and equipment	$1,827
Intangible assets, net	(1,827)

Accrued employee benefits	$938
Other payables	1,293
Accounts payable	(146)
Accrued liabilities	(2,085)

Government Grants	$1,117
Other long-term liabilities	(1,117)

The following reclassifications were made to the condensed combined statement of operations for the three months ended March 31, 2013:

Inc (Dec)
Product development	$583
Pre-production expenses	(583)

The following reclassifications were made to the condensed combined statement of operations for the year ended December 31, 2012:

Inc (Dec)
Product development	$3,759
Pre-production expenses	(3,759)